Exhibit 5.1

August 27, 2012

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury NY 11797-2033

Re:	Research Frontiers Incorporated
Registration Statement on Form S-3
File No. 333-179099

Ladies and Gentlemen:

     We have acted as special securities counsel to Research Frontiers Incorporated, a Delaware corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3 (the “Registration Statement”) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on January 19, 2012 and declared effective by the Commission on February 14, 2012 and the related Prospectus Supplement, filed with the Commission on August 27, 2012 (the “Prospectus Supplement”), for the offering by the Company of 1,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase 380,000 shares (the “Warrant Shares”), of Common Stock to be sold by the Company in an underwritten offering pursuant to that certain Purchase Agreement (the “Agreement”), dated August 27, 2012, by and between the Company and Craig-Hallum Capital Group LLC.

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     As counsel to the Company, we have examined the Registration Statement, the Prospectus Supplement and originals or copies, authenticated or certified to our satisfaction, of the Agreement, the form of Warrant, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, as amended to date, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein.

     We have assumed the reservation and continued availability of a sufficient number of authorized but unissued shares of Common Stock, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

     Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1. Each authorized and unissued Share, when issued in accordance with the provisions of the Registration Statement and Prospectus Supplement against payment therefor, will be validly issued, fully paid and non-assessable.

     2. Upon the due execution, issuance and delivery of the Warrants and payment therefor in the manner contemplated in the Registration Statement and the Prospectus Supplement and as required by applicable law, (a) the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) each authorized and unissued Warrant Share, when issued and delivered in accordance with the Warrants against payment therefor, will be validly issued, fully paid, and non-assessable.

     Our opinions are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, by any covenants of good faith or fair dealing that may be implied, and by general principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

     The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Form 8-K to be filed by the Company on or about the date hereof and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,
/s/ Duane Morris LLP